UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

September 22, 2011
Date of Report (Date of earliest event reported)

DOUGLAS LAKE MINERALS INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-50907 (Commission File Number)	98-0430222 (IRS Employer Identification No.)

Suite 500, 666 Burrard Street Vancouver, British Columbia, Canada (Address of principal executive offices)	V6C 3P6 (Zip Code)

(604) 642-6165
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item	Description
5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective on September 22, 2011, the Board of Directors (the "Board") of Douglas Lake Minerals Inc. (the "Company") accepted the resignation of Herminder Rai as Secretary, Treasurer and Chief Financial Officer of the Company.

Also effective on September 22, 2011, the Board of the Company accepted the consent of Debra Farquharson to act as Executive Vice President, Secretary, Treasurer and Chief Financial Officer of the Company.

Ms. Farquharson has over 25 years of multi-industry management experience for both public and privately-held enterprises. Her nine years in the resource sector includes mining, and all aspects of oil and gas. Ms. Farquharson has worked for both Suncor and Dome Petroleum and has been the CFO for several publicly traded companies listed on the TSX, TSX-V, and Nasdaq exchanges. Ms. Farquharson has also been an investor, director and acting corporate secretary of a company traded on the TSX-Venture Exchange.

A graduate of Ryerson University in Toronto, Ontario with a Bachelor of Business Management, Ms. Farquharson is also a Chartered Accountant with both the Ontario and BC Institute of Chartered Accountants.

As a result, the Company's current executive officers and directors are as follows:

Name	Position
Reginald Mengi	Chairman of the Board and a director
Douglas Boateng	President, Chief Executive Officer and a director
Reyno Scheepers	A director
Debra Farquharson	Executive Vice President, Secretary, Treasurer and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOUGLAS LAKE MINERALS INC.
DATE: September 22, 2011.	By: /s/ Douglas Boateng Name: Douglas Boateng Position: President, Chief Executive Officer and Director

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